CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated January 17, 2007 for the Claymore Core Equity Fund, Claymore Peroni Equity Opportunities Fund, Claymore/Fiduciary Large Cap Core Fund, Claymore/Fiduciary Strategic Equity Fund, and Claymore/Zacks Multi-Cap Opportunities Fund, in the Registration Statement (Form N-1A) of the Claymore Trust and the related combined Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 28 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-122901).


                                                         /s/ERNST & YOUNG LLP


Chicago, Illinois
March 26, 2007